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                                                                   EXHIBIT 10.26


                           GENERAL SECURITY AGREEMENT


         This General Security Agreement (this "Agreement"), dated as of March 29, 1996, is made by Medar, Inc., a Michigan corporation ("Debtor"), in favor of NBD Bank ("NBD").

                                    Recitals

         A. Debtor and its subsidiaries, Integral Vision-AID, Inc. (formerly known as Automatic Inspection Devices, Inc.) and Integral Vision Ltd. (collectively such subsidiaries and Debtor are referred to as the "Borrowers") and NBD have entered into a Revolving Credit and Loan Agreement dated August 10, 1995, as amended by a First Amendment to Revolving Credit and Loan Agreement date October 12, 1995 and a Second Amendment to Revolving Credit and Loan Agreement dated October 31, 1995 (as amended from time to time, the "Loan Agreement") pursuant to which NBD has agreed to make certain credit facilities available to the Borrowers, including, without limitation, a revolving line of credit in the maximum principal amount of $10,000,000, and various term loans, all as more fully described in the Loan Agreement.

         B. The Borrowers have requested that NBD increase the amount of the line of credit to Borrower and make certain revisions to the financial covenants in the Loan Agreement and NBD has agreed that it will make such changes pursuant to the terms and conditions of a Third Amendment to Revolving Credit and Loan Agreement dated the date hereof ("Third Amendment").

         C. It is a condition precedent to NBD to enter into the Third Amendment that Debtor execute and deliver this Agreement to NBD.

         THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with NBD as follows:

         1. Defined Terms. In addition to those terms defined elsewhere in this Agreement, terms defined in the Loan Agreement shall have their defined meanings when used herein (unless otherwise defined herein) and the following terms shall have the following meanings, unless the context otherwise requires:

         "Accounts" means any "account" or "chattel paper," as such terms are defined in Sections 9-106 and 9-105, respectively, of the Code, now or hereafter owned by Debtor, and shall also mean and include (i) all accounts receivable, contract rights, book debts, notes, drafts, instruments, documents, acceptances, payments under leases and other forms of obligations, now owned or hereafter received or acquired by or belonging or owing to Debtor (including under any trade names, styles or divisions thereof) whether arising out of goods sold or leased or services rendered by it or from any other transaction, whether or not the same involves the sale of goods or services by Debtor (including, without limitation, any such obligation which might be characterized as an account, contract right, general intangible or chattel paper under the Uniform Commercial Code in effect in any jurisdiction); (ii) all of Debtor's rights in, to and under all

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purchase orders now owned or hereafter received or acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and stopping in transit); and (iii) all monies due to or to become due to Debtor under all contracts for the sale or lease of goods or the performance of services by it (whether or not yet earned by performance on the part of Debtor) now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of such purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         "Chattel Paper" means all "chattel paper" as such term is defined in
Section 9-105(b) of the Code.

         "Code" means the Uniform Commercial Code as in effect on the date hereof in the State of Michigan.

         "Collateral" has the meaning provided in Section 2.

         "Contract Rights" means all rights of Debtor (including, without limitation, all rights to payment) under each Contract.

         "Contract(s)" means, collectively, all licensing agreements and any and all other contracts, instruments, undertakings, documents or other agreements in or under which Debtor may now or hereafter have any right, title or interest and which pertain to the lease, sale or other disposition by Debtor of any Inventory or Equipment, fixtures, real property or any interest in real property, as any of the same may from time to time be amended, supplemented or otherwise modified.

         "Equipment" means any "equipment," as such term is defined in Section 9-109(2) of the Code, now or hereafter owned by Debtor, and shall also mean and include all machinery, equipment, vehicles, furnishings and fixtures (as such term is defined in Section 9-313(a) of the Code) now owned or hereafter acquired by Debtor, including, without limitation, all items of machinery and equipment of any kind, nature and description, whether affixed to real property or not, as well as all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto.

         "General Intangibles" means all "general intangibles," as such term is defined in Section 9-106 of the Code, now or hereafter owned by Debtor, including, without limitation, all tax refunds, customer lists, rights in intellectual property, goodwill, trade names, service marks, trade secrets, patents, trademarks, copyrights, applications therefor, permits and licenses now owned or hereafter acquired by Debtor, but excluding items described in the definition of "Accounts."

         "Instruments" means all "instruments," as such term is defined in
Section 9-105(i) of the Code.

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         "Inventory" means any "inventory," as such term is defined in Section
9-109(4) of the Code, wherever located, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter may acquire any right, title or interest including, without limitation, all goods and other personal property now or hereafter owned by Debtor which are leased or are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, or in the processing, packaging or shipping of the same, and all finished goods.

         "Lien Termination Date" has the meaning provided in Section 20.

         "Obligations" has the meaning provided in the Loan Agreement.

         "Proceeds" shall have the meaning provided it under the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Requirement of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Secured Obligations" shall have the meaning provided in Section 2(a).

         2.      Grant of Security Interest.

                 (a) General. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations and any other indebtedness or obligation owed by Debtor or the other Borrowers to NBD (collectively, with the Obligations, the "Secured Obligations"), and in order to induce NBD to enter into the Loan Agreement and make loans to Debtor and the other Borrowers in accordance with the terms thereof, Debtor hereby grants to NBD a continuing security interest in all of the following property now owned, or at any time hereafter acquired, by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest (all of which is hereinafter collectively referred to as the "Collateral"):

                 (i)      all existing and future Contracts;





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                 (ii)     all existing and future Accounts, Contract Rights and
         General Intangibles (including, without limitation, (a) all money due and to become due under any Contract, (b) any damages arising out of or for breach or default in respect of any Contract or Account, (c) all other amounts from time to time paid or payable under or in connection with any Contract or Account, and (d) the right of Debtor to terminate any Contract or to perform or exercise all remedies thereunder);

                 (iii)    all existing and future Equipment;

                 (iv)     all existing and future Inventory; and

                 (v) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

                 (b) Business Records. In addition to the grant of the security interest under subsection 2(a), Debtor hereby grants to NBD a Lien and first security interest in all of Debtor's books and records pertaining to the Collateral, including without limitation, all books of accounts, ledgers, computer software, computer printouts and other computerized records and cabinets in which there are reflected or maintained the Collateral in which NBD has a security interest, or which relate to any other Collateral NBD may hold from Debtor and all supporting evidence and documents relating to such security in the form of written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like. For convenience, these books, records and documents are called "Business Records." The Business Records, presently included in this Agreement, are described as follows:

                 accounts receivable subsidiary ledger including unpaid invoice file, cash receipts journal, cash disbursements journal and filing cabinets containing customer orders, correspondence, paid invoice files and any other books and records, filing cabinets, or places of storage of data and information, including all computer storage facilities, records and software usually located at Debtor's places of business identified on Schedule I or elsewhere.

         3. Rights of NBD; Limitations on NBD's Obligations. It is expressly agreed by Debtor that, anything herein to the contrary notwithstanding, Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Account and in accordance with the terms and provisions of each such Contract. NBD has no obligation or liability under any Account (or agreement giving rise thereto) or under any Contract by reason of or arising out of this Agreement or its assignment to NBD or the receipt by NBD of any payment relating to any Account or Contract pursuant hereto, nor will NBD be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Account (or any agreement giving rise thereto)





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or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by any of them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any of them or to which any of them may be entitled at any time or times.

         4. Representations and Warranties. Debtor hereby represents and warrants to NBD that:

                 (a) Title; No Other Security Interests. Except for the security interest granted hereunder to NBD and Permitted Liens under the Loan Agreement, Debtor owns each item of the Collateral free and clear of any and all security interests or claims of others.

                 (b) Addresses. The Debtor's chief executive office and the place where its records concerning the Accounts and other Collateral are kept and the other addresses of Debtor's business, if any, are set forth on
Schedule I hereto. The states in which Collateral is located, and Debtor's chief executive office and principal place of business in each state, shall not be changed without prior written notice to NBD, but the Collateral, wherever located, is covered by this Agreement. Debtor shall immediately advise NBD in writing of any change in its name, address or form of organization.

                 (c) Trade Names. Any and all trade names under which Debtor transacts any part of its business, and all former names of Debtor, are set forth on Schedule I hereto.

                 (d) Accuracy of Information. All information, certificates or statements given to NBD pursuant to this Agreement shall be true and complete in all material respects, when given.

         5. Covenants. Debtor covenants and agrees with NBD that from and after the date of this Agreement until the Secured Obligations are fully satisfied:

                 (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of NBD, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as NBD may reasonably request for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.





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                 (b)      Maintenance of Records.  If an Event of Default has
occurred and is continuing and if requested by NBD, Debtor will mark the Business Records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby.

                 (c) Indemnification. Debtor agrees to pay, and to save NBD harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by NBD under any Account or Contract for any sum owing thereunder, or to enforce any provisions of such Account or Contract, Debtor will save, indemnify and keep NBD harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Debtor, and all such obligations of Debtor shall be and remain enforceable against and only against Debtor and shall not be enforceable against NBD.

                 (d) Payment of Obligations. Debtor will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if and to the extent not required to be paid pursuant to the Loan Agreement.

                 (e) Limitation on Security Interests on Collateral. Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any security interest or claim on or to the Collateral other than the security interests created hereby, and other than Permitted Liens pursuant to the Loan Agreement, and will defend the right, title and interest of NBD in and to any of the Collateral against the claims and demands of all Persons whomsoever. Debtor will not sell or otherwise dispose of any type or item of Collateral except as expressly permitted by this Agreement or the Loan Agreement.

                 (f) Limitations on Modifications of Contracts, Accounts; No Waivers, Extensions. Other than in the ordinary course of business, Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which might materially adversely affect the value of such Contract or Account as Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) in any manner which could materially adversely affect the value of such Contract.





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                 (g)      Limitations on Discounts, Compromises, Extension of
Accounts. Other than in the ordinary course of business, Debtor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof or allow any credit or discount whatsoever thereon.

                 (h) Maintenance of Insurance. Debtor will maintain insurance policies as required by the Loan Agreement.

                 (i) Right of Inspection. NBD at all times have full and free access during normal business hours to all the books, correspondence and records of Debtor, and NBD or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Debtor agrees to render to NBD, at Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. NBD and its representatives, will at all times also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. NBD will take reasonable steps to maintain the confidentiality of information obtained by them pursuant to this subsection, except as required by law.

                 (j) Maintenance. Debtor will keep the Equipment in good repair and operating condition.

         6.      Sale and Collections.

                 (a) Sale of Inventory. So long as no Event of Default has occurred and is continuing, Debtor may sell or otherwise dispose of Inventory in the ordinary course of Debtor's business.

                 (b) Proceeds of Collateral. After an Event of Default and upon the written request of NBD, all full and partial payments on any Collateral thereafter received by Debtor shall immediately be (i) delivered by Debtor to NBD in their original form, except for endorsement where necessary, to be held as cash collateral in a special bank account (the "Collateral Account") maintained by NBD subject to withdrawal by NBD only or (ii) deposited in accounts at other financial institutions acceptable to NBD and thereafter be transferred directly to the Collateral Account. Until such payments are so delivered or deposited and transferred, Debtor shall hold such payments in trust for and as NBD's property and Debtor shall not commingle such payments with any of Debtor's own funds. Immediately upon receipt of any funds in the Collateral Account from a depository bank which participates in Debtor's cash management program acceptable to NBD or deposit in the Collateral Account for collection of other checks and instruments and NBD, in its sole discretion, may: (A) hold funds therein; (B) apply funds on deposit therein to the payment of the Secured Obligations in such order as NBD may elect; or (C) transfer funds on deposit therein to the Debtor's general checking account with NBD for its general use; provided, however, that any application to the Secured Obligations is conditioned upon final payment of any check or other instrument.





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                 (c)      Verification.  NBD may verify Collateral in any
reasonable manner and Debtor shall assist NBD in so doing. Anything contained herein to the contrary notwithstanding, NBD may at any time during the continuance of an Event of Default enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. NBD may also, notwithstanding any other provision of this Agreement, notify the bailee of any Inventory of its security interest therein.

         7. Settlement of Insurance Claims. In the event of any casualty to the Equipment or other Collateral which is covered by insurance, Debtor authorizes NBD, if default has occurred under the Loan Agreement, to settle any claim or proceed to suit and judgment for all insurance proceeds arising out of the casualty to the Equipment or other Collateral, and, whether or not default has occurred under the Loan Agreement, upon receipt of payment of such proceeds Lender, at its option, may apply all payments to the Secured Obligations in any order NBD determines or to the restoration or replacement of the Equipment or other Collateral.

         8.      NBD's Appointment as Attorney-in-Fact.

                 (a) General Appointment. Debtor hereby irrevocably constitutes and appoints NBD, with power of substitution to appoint any person to act on its behalf where such appointment is required by applicable law, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in NBD's discretion, for the purpose of carrying out the terms of this Agreement, on behalf of Debtor, to do the following:

                 (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Contract or Account and, in the name of Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Contract or Account and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by NBD for the purpose of collecting any and all such monies due under any Contract or Account whenever payable;

                 (ii) to pay or discharge taxes, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                 (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to NBD or as NBD shall direct; (B) to receive payment of and give receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments,





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         verifications and notices in connection with Accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as NBD may deem appropriate; and (G) to do, at NBD's option and Debtor's expense, at any time, or from time to time, all acts and things which NBD deems necessary or desirable to protect, preserve or realize upon the Collateral and NBD's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

                 This power of attorney is a power coupled with an interest and shall be irrevocable until the Lien Termination Date.

                 (b) Duties of NBD. The powers conferred on NBD hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. NBD shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither NBD nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for its own gross negligence or willful misconduct.

         9. Performance by NBD of Debtor's Obligations. If Debtor fails to perform or comply with any of its agreements contained herein and NBD, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the costs and expenses of NBD incurred in connection with such performance or compliance, together with interest thereon at the default rate provided for in the Loan Agreement, shall be payable by Debtor to NBD on demand and shall constitute Secured Obligations secured hereby.

         10. Proceeds as Collateral. During the continuance of an Event of Default, any and all such Proceeds received by NBD (whether from Debtor or otherwise) may, in the sole discretion of NBD, be held by NBD as collateral security for, or then or at any time thereafter applied in whole or in part by NBD, against all or any part of the Secured Obligations in the manner provided in Section 13. Any balance of such payments held by NBD and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor in the manner provided in Section 20.

         11. Events of Default. The occurrence of an Event of Default under the Loan Agreement shall be deemed an Event of Default hereunder.





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         12.     Remedies.

                 (a) General. If an Event of Default shall occur and be continuing, NBD may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Debtor expressly agrees that in any such event NBD may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, or otherwise dispose of and deliver such Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of NBD's offices or elsewhere at such prices as it may deem best for cash or on credit or for future delivery without assumption of any credit risk. NBD will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption in Debtor which right or equity is hereby waived or released. Debtor further agrees, at NBD's request, to assemble the Collateral, make it available to NBD, as requested, at places which NBD shall reasonably select, whether at Debtor's premises or elsewhere, at Debtor's sole cost and expense. NBD shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of NBD hereunder, including, without limitation, attorneys' fees and legal expenses, to NBD for application by them to the payment in whole or in part of the Secured Obligations, in the manner provided in Section 13, and only after so paying over such net proceeds and after the payment by NBD of any other amount required by any provision of law, including
Section 9-504(l)(c) of the Code, will NBD be required to account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against NBD arising out of the repossession, retention or sale of the Collateral. Debtor agrees that NBD need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which NBD are entitled, Debtor also being liable for the fees of any attorneys employed by NBD to collect such deficiency.

                 (b) Costs. Debtor also agrees to pay all costs of NBD, including, without limitation, attorneys' fees and legal expenses, incurred with respect to the collection of any of the Secured Obligations and the enforcement by NBD of any of its rights hereunder.

         13.     Application of Proceeds.

                 (a) Payment of Expenses. All monies collected by NBD upon any sale or other disposition of the Collateral, together with all other monies received by NBD hereunder, shall first be applied to the payment of all costs and expenses incurred by NBD in connection with such sale, the delivery of the Collateral or the collection of any such monies (including, without





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limitation, attorneys' fees and expenses) and the balance of such monies (the
"Remaining Proceeds") shall be applied by NBD as required below.

                 (b) Payment of Obligations. Prior to the Lien Termination Date, the Remaining Proceeds shall be applied to satisfy the Obligations in accordance with the Loan Agreement.

                 (c) Payment of Other Secured Obligations. Prior to the Lien Termination Date, any Remaining Proceeds not otherwise applied pursuant to
Section 13(b) shall be applied to satisfy any other Secured Obligations.

                 (d) Payment to Debtor. At the Lien Termination Date, any Remaining Proceeds of the Collateral not otherwise applied pursuant to this
Section 13, shall in each case be paid over to Debtor pursuant to the terms of
Section 20, except as otherwise required by law.

         14. Limitation on NBD's Duty in Respect of Collateral. NBD's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as NBD deals with similar property for its own account. Neither NBD nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

         15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Section Headings, etc. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         18. No Waiver; Cumulative Remedies. NBD will not by any act (except a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of the terms and conditions hereof. A waiver by NBD of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which NBD would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of NBD any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder





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

preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by the Loan Agreement, any other Loan Document or applicable law.

         19. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by Debtor and NBD. This Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of NBD hereunder, inure to the benefit of NBD and its successors and assigns; provided that Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of NBD. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (and not the laws of conflict) of the State of Michigan.

         20.     Termination; Release.

                 (a) Releases Prior to Termination Date. Collateral may be released in whole or in part only with the consent of NBD; provided that, without NBD's consent, (i) Debtor may sell Inventory in the ordinary course of business and (ii) Collateral may be released pursuant to the terms of the Loan Agreement. Upon any such release of Collateral, NBD shall, at the request and expense of Debtor, release the Collateral being sold and execute and deliver to Debtor a proper instrument or instruments acknowledging the release of such Collateral from this Agreement, and will duly assign, transfer and deliver to Debtor (without recourse and without any representation or warranty) the Collateral being sold as described above.

                 (b) Lien Termination Date. Upon the irrevocable payment by Debtor of all the Obligations under the Loan Documents including, without limitation, the repayment in full of all loans made to Debtor or Parent, the termination of any guaranties given by Debtor in favor of NBD and the termination of any obligation on the part of the NBD to make further loans under the Loan Agreement (the "Lien Termination Date"), this Agreement shall terminate, and NBD, at the request and expense of Debtor, will promptly execute and deliver to Debtor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of NBD and which has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by NBD hereunder.

                 (c) Certificate of Debtor. At any time that Debtor desires that Collateral be released as provided in the foregoing Sections 20(a) and (b), it shall deliver to NBD a certificate signed by a senior or financial officer of Debtor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b), as the case may be.

         21. Notices. All notices, requests and other communications that are required or may be given under this Agreement shall be in writing, and shall be deemed to have been given on the date of delivery, if delivered by hand, telecopy or courier, or two Business Days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section):


If to Debtor:                                      Medar, Inc.
                                                   38700 Grand River Ave.
                                                   Farmington Hills, MI  48335
                                                   Telecopy:  810/477-8897
                                                   Attention:  Richard Current

If to NBD:                                         NBD Bank
                                                   235 Sheldon Rd.
                                                   Plymouth, Michigan  48170
                                                   Telecopy:  (313) 454-7723
                                                   Attention:  Glenn Ansiel


         22. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, Debtor and NBD have caused this Agreement to be executed by their duly authorized officers on the date first set forth above.



                           MEDAR, INC.,
                           a Michigan corporation


                           By:  /s/ Charles Drake
                              ----------------------------------------
                                    Its:  President
                                        ------------------------------

                           NBD BANK


                           By:  /s/ Glenn Ansiel
                              ----------------------------------------
                                    Its:  Loan Officer
                                        ------------------------------






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

                                   SCHEDULE I
                                  Medar, Inc.
                        Places of Business, Trade Names



Names we do business under:


Integral
Integral Vision-AID
Medar


Business/Inventory


Medar, Inc./Inventory                    Integral Vision-AID
38700 Grand River Avenue                 1708 N. Westwood
Farmington Hills, Michigan  48335        Toledo, Ohio  43607



Medar, Inc.
24775 Crestview Court
Farmington Hills, Michigan  48335



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